UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 10, 2022

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.       Entry into a Material Definitive Agreement.

On May 10, 2022, Consolidated Water Co. Ltd. (the “Company”), through its wholly-owned subsidiary, Ocean Conversion (Cayman) Limited, entered into an agreement (the “Agreement”) with The Water Authority of the Cayman Islands (the “WAC”) with respect to the WAC’s planned seawater reverse osmosis plant (the “Plant”) in George Town, Grand Cayman.

Under the Agreement, the Company will design, construct and commission the Plant over approximately the next 18 months and sell the Plant to the WAC. During the ten years following the sale to the WAC, the Company will operate and maintain the Plant and produce water for the WAC. The Plant will be constructed on land owned by the WAC.  Pursuant to the Agreement, the Company has been granted a license to use the land for the construction and operation of the Plant throughout the term of the Agreement.

The WAC will pay the Company approximately $20 million (in January 2022 values) over the approximate 11.5-year term. The majority of the revenue will be generated during the first 18 months following execution of the Agreement from the construction and sale of the Plant, and the balance of the revenue will be earned through monthly operating fees (including water quantity fees, overhead fees, and energy fees) during the 10-year operating term. The construction fee is subject to an inflationary adjustment on January 1, 2023, and the operating fees are adjusted annually for inflation over the term of the Agreement. The Company will be responsible for all costs associated with the design, planning, construction, installation and implementation of the Plant and for any and all associated or ancillary costs. The Company also will be required to procure and to pay all costs associated with permissions and approvals to be obtained for the construction of the Plant.

The Agreement requires the Plant to have the capability to produce approximately 2.64 million gallons of potable water per day for the WAC using two independent reverse osmosis trains. During the operating period, the Company must be able to produce up to 2.64 million gallons of water per day from the Plant on demand by the WAC. In the event that performance tests of the quantity and quality of the water produced are not successfully performed at any time after the Plant is sold to the WAC (except as a result of a force majeure event or acts of the WAC), the Company shall pay a daily penalty of until such time the test is successfully performed. No penalty will be payable if the results of the subsequent performance test are within 2% of the relevant production rate, quality or other requirements, and such subsequent performance test is successfully performed within 48 hours after the initial, unsuccessful, performance test. Under the Agreement there is no obligation by the WAC to take a minimum, or any, amount of water from the Plant. However, the Company may be subject to additional penalties under the Agreement, including termination of the Agreement, for its failure to meet average daily quantity when required by the WAC, or water quality requirements.

The Company will bear the risk of injury with respect to the Plant, the adjacent sites, the occupiers of the real property where the Plant is located, the nature of the materials to be excavated, the conditions under which the construction of the Plant is to be carried out, the supply of and conditions affecting labor and the facilities for obtaining necessary items.

The Company will indemnify the WAC from and against any act, loss, damage or liability suffered or incurred by the WAC or any third party arising out of the exercise by the Company of the right-of-way easements or operation of the Plant by the Company. Within 60 days of the effective date of the Agreement, the Company is required to obtain insurance policies for damage or injury to any person and cause by any hazards and other insurable risks against which a reasonable and knowledgeable contractor would insure. The hazard insurance must be in an amount equal to the full cost of reinstating the Plant in the event of its total destruction together with the cost of demolition, site clearance, architects' and other professional fees.

In the event that the Plant is not operational with 18 calendar months after the Agreement date, the Company will be subject to a per diem penalty; provided that if the Plant is not operational within 21 calendar months of the Agreement date, then the WAC may terminate the Agreement and either (a) require the Company, at its own expense, to remove the Plant from the Site, with the exception of all buildings and civil works which become the property of the WAC without further payment; or (b) within thirty (30) days of the date of termination, purchase the Plant, at a price to be agreed between the parties.

The WAC shall have the right to terminate the Agreement in the event of a breach of the Agreement by the Company. Upon notice of a breach, the Company may cure such breach within a reasonable time, but in no event will such time exceed two months. If the alleged breach relates to the certain contaminants exceeding maximum allowable levels without the WAC’s permission, then the time to cure such breach will not exceed 10 days. If the Company fails to cure a breach within the periods allotted, the WAC may extend such periods or may immediately terminate the Agreement by providing the Company written notice. The WAC also may terminate the Agreement if the Company (i) petitions for relief or has a petition filed against it under the provisions of any bankruptcy or insolvency litigation, which petition is not dismissed within 30 days, (ii) goes into compulsory liquidation, (iii) is adjudicated as bankrupt, (iv) has a receiver appointed for its business, or (v) makes an assignment for the benefit of creditors.

At the expiration of the Agreement, the WAC has the option to extend the term for an additional period at a rate to be negotiated.

The Agreement is not assignable without the prior consent of the parties.

Item 9.01.           Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Title

99.1	Press release issued by Consolidated Water Co. Ltd. on May 10, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: May 13, 2022

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